Exhibit 10.25

PERSONAL AND CONFIDENTIAL

To: Mr. André Calantzopoulos
Lausanne, March 25, 2020

Dear André,

We are pleased to confirm that effective April 1, 2020, your base salary will be increased to CHF 1’570’010.- annually, CHF 120’770.-- monthly. This represents a 3.8% increase.

All other conditions relating to your employment with Philip Morris Products S.A., formerly Philip Morris International Management SA, remain as stated in your employment contract and in any subsequent amendments.

Yours sincerely,

PHILIP MORRIS PRODUCTS S.A.

/s/ DAMIEN HIROUX

Damien Hiroux
Head of People Sustainability, People & Culture Switzerland

Philip Morris Products S.A., Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01